Exhibit 24.1


                           CONSENT OF ERNST & YOUNG
                             INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Signet Banking Corporation of our report dated January 21, 1994, included in the 1993 Annual Report to Shareholders of Signet Banking Corporation.

We also consent to the incorporation by reference in the following Registration Statements, or most recent post-effective amendments thereto, filed prior to March 23, 1994 of our report dated January 21, 1994, with respect to the consolidated financial statements incorporated herein by reference:

          - Form S-8 (2-82600)          - Form S-3 (33-4491)
          - Form S-8 (33-2498)          - Form S-3 (33-21963)
          - Form S-8 (33-43190)         - Form S-3 (33-28089)
          - Form S-8 (33-10637)         - Form S-3 (2-92081)
          - Form S-8 (33-47591)
          - Form S-8 (33-47590)

                              /s/ Ernst & Young
                              ERNST & YOUNG





Richmond, Virginia
March 23, 1994